Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Performance Plus
Municipal Fund, Inc.
811-05931

The annual meeting of shareholders was held in the offices of Nuveen Investments on January 10, 2014; at this meeting the shareholders were asked to vote on the election of Board Members and on the approval of an Agreement and Plan of Reorganization into NAN. The meeting was subsequently adjourned to February 7, March 7 and April 7, 2014.

Final voting results for March 7, 2014 are as follows:

<c>Common and Preferred
shares voting together as a
class


Preferred Shares
To approve an Agreement and Plan of
Reorganization.


   For
            7,500,675
                 890
   Against
               405,387
                   -
   Abstain
               497,534
                   -
   Broker Non-Votes
            5,508,500
                   -
      Total
          13,912,096
                 890




Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under
Form 497, accession number
0001193125-13-455314